Exhibit 99.1

Zymeworks and Celgene Expand Bispecific Antibody Collaboration

Vancouver, Canada (April 23, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced that Celgene Corporation has exercised its right to expand its collaboration agreement for the research, development, and commercialization of bispecific antibody therapeutics using Zymeworks’ Azymetric™ platform.

“The team at Celgene has made excellent progress developing bispecific and multifunctional therapeutic candidates built on our industry-leading Azymetric platform and we are delighted to expand and continue our relationship with them,” said Ali Tehrani, Ph.D., Zymeworks’ President & CEO. “We are proud of the fact that all six of our pharma partnerships involving the Azymetric platform remain active and are advancing innovative therapeutics towards clinical trials.”

Under the terms of the original collaboration agreement signed in 2014 which enabled Celgene to research and develop multiple bispecific antibodies based on the Azymetric platform, Celgene has now exercised its right to increase the number of potential products it can develop and commercialize from eight to ten, and extended the research program term by two years. Zymeworks will receive an expansion fee and is now eligible to receive up to US$164 million in development and commercial milestones for each of up to 10 products plus royalties on worldwide sales. In total, Zymeworks is now eligible to receive up to US$1.64 billion in future payments for the entire collaboration.
About the Azymetric™ Platform
The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting.  These features are intended to enhance efficacy while reducing toxicities and the potential for drug-resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial.  Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.
Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to the terms of Zymeworks’ collaboration agreement with Celgene, potential payments to Zymeworks under the collaboration agreement, the features of the Azymetric platform and its potential to reduce drug development costs and timelines, and other information that is not historical information. When used herein, words such as “anticipate”, “plan”, “expect”, “will”, “may”, “continue”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions.  Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.
Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net